Exhibit 4.1

ENBRIDGE ENERGY PARTNERS, L.P.

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

$500,000,000

4.375% NOTES DUE 2020

THIRTEENTH

SUPPLEMENTAL

INDENTURE

—————

Dated as of October 6, 2015

i

THIRTEENTH SUPPLEMENTAL INDENTURE dated as of October 6, 2015 (this “Supplemental Indenture”), between Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership” or the “Issuer”), and U.S. Bank National Association, a national banking association, as successor trustee to SunTrust Bank (the “Trustee”),

WITNESSETH:

WHEREAS, the Issuer has heretofore entered into an Indenture, dated as of May 27, 2003 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, the form and terms of a new series of Debt Securities may at any time be established by a supplemental Indenture executed by the Issuer and the Trustee;

WHEREAS, the Issuer proposes to create under the Indenture a new series of Debt Securities;

WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

ESTABLISHMENT OF NEW SERIES

Section 1.01.         Establishment of New Series.

(a) There is hereby established a new series of Debt Securities to be issued under the Indenture, to be designated as the Issuer’s 4.375% Notes due 2020 (the “Notes”).

(b)          There are to be authenticated and delivered $500,000,000 principal amount of Notes on the Issue Date, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes.

(c)          The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

(d)          Initially, there shall be no Subsidiary Guarantors. Each Note shall be dated the date of authentication thereof and shall bear interest as provided in paragraph 1 of the form of Note in Exhibit A hereto.

(e)          If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

ARTICLE II

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01.         Definitions. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture. The following are additional definitions used in this Supplemental Indenture:

“Additional Notes” has the meaning assigned to it in Section 3.02 hereof.

“Notes” has the meaning assigned to it in Section 1.01(a) hereof.

ARTICLE III

THE NOTES

Section 3.01.         Form. The Notes shall be issued initially in the form of one or more Global Securities, and the Notes and Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02.         Issuance of Additional Notes. The Issuer may, from time to time, issue an unlimited amount of additional Notes (“Additional Notes”) under the Indenture, which shall be issued in the same form as the Notes issued on the Issue Date and which shall have identical terms as the Notes issued on the Issue Date other than with respect to the issue date, issue price and date of first payment of interest. The Notes issued on the Issue Date shall be limited in aggregate principal amount to $500,000,000. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single series for purposes of giving of notices, consents, waivers, amendments and taking any other action permitted under the Indenture and for purposes of interest accrual and redemptions.

Section 3.03.         Transfer of Securities.

(a)          When Notes are presented to the Registrar with the request to register the transfer of such Notes or exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange in accordance with Article II of the Original Indenture.

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(b)          Each security certificate evidencing the Global Securities shall bear a legend substantially in the form set forth in Section 2.15(a) of the Original Indenture.

ARTICLE IV

REDEMPTION

Section 4.01.         Optional Redemption.

(a)          At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

(b)          To redeem the Notes, the Issuer must pay a redemption price in an amount determined in accordance with the provisions of paragraph 5 of the form of Note in Exhibit A hereto, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)          Any redemption pursuant to this Section 4.01 shall otherwise be made pursuant to the provisions of Sections 3.01 through 3.03 of the Original Indenture. The actual redemption price, calculated as provided in paragraph 5 of the form of Note in Exhibit A hereto, shall be certified in writing to the Issuer and the Trustee by the Independent Investment Banker (as defined in such paragraph 5) no later than two Business Days prior to each Redemption Date.

Section 4.02.         Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes and shall have no obligation to repurchase any Notes at the option of the Holders.

ARTICLE V

COVENANT SUPPLEMENTS

Section 5.01.         Covenants of the Partnership. Article IV of the Original Indenture is hereby supplemented, but only in relation to the Notes, by the addition of the following new Section at the end of Article IV:

“Section 4.14. Subsidiary Guarantees. If any Subsidiary of the Partnership that is not then a Subsidiary Guarantor becomes a guarantor or co-obligor of any Funded Debt of the Partnership, in either case after the Issue Date, then the Partnership shall cause such Subsidiary to promptly execute and deliver a supplemental indenture, substantially in the form of Exhibit B hereto, providing for the Guarantee of the payment of the Notes pursuant to Article XIV hereof.”

ARTICLE VI

ADDITIONAL EVENT OF DEFAULT

Section 6.01.         Events of Default. The following shall be deemed an Event of Default only with respect to the Notes as provided in Section 6.01(h) of the Original Indenture:

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“(h) default by the Partnership or any of its Subsidiaries in the payment at the Stated Maturity, after the expiration of any applicable grace period, of principal of, premium, if any, or interest on any Debt then outstanding having a principal amount in excess of the greater of $25 million and 2% of total partners’ capital in the Partnership, or acceleration of any Debt having a principal amount in excess of the greater of such amounts so that it becomes due and payable prior to its Stated Maturity and such acceleration is not rescinded within 30 days after the date on which written notice specifying such default shall have been given to the Partnership by the Trustee or to the Partnership and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding. The occurrence and continuance of a default under the foregoing shall be deemed an Event of Default under Section 6.01(h) of the Original Indenture with respect to the Notes.”

ARTICLE VII

MISCELLANEOUS

Section 7.01.          Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 7.02.         Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 7.03.         Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 7.04.         Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.05.         Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

[Signatures on following page]

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SIGNATURES

ISSUER:

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc.,
its General Partner

	By:	/s/ Mark A. Maki
Mark A. Maki
President

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Felicia H. Powell
Name: Felicia H. Powell
Title: Assistant Vice President

EXHIBIT A

(Form of Face of Note)

No. _____________	$_______________

ISIN US29250RAV87	CUSIP No. 29250R AV8

ENBRIDGE ENERGY PARTNERS, L.P.

4.375% Notes due 2020

Enbridge Energy Partners, L.P., a Delaware limited partnership, promises to pay to Cede & Co., or registered assigns, the principal sum of ________________ Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]1 on October 15, 2020.

Interest Payment Dates: April 15 and October 15, commencing April 15, 2016

Record Dates: April 1 and October 1

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc.,
its General Partner

By:
Name:
Title:

TRUSTEE'S CERTIFICATE

OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated __________________

1 To be included only if the Note is issued in global form.

(Form of Back of Note)

4.375% Notes due 2020

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]2

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.          Interest. Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership” or the “Issuer”), promises to pay interest on the principal amount of this Note at 4.375% per annum from October 6, 2015 until maturity. The Issuer shall pay interest semi-annually on April 15 and October 15 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 15, 2016. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2 To be included only if note is issued in global form.

2.          Method of Payment. The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.17 of the Original Indenture with respect to Defaulted Interest, and the Issuer shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent on or after the Stated Maturity thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose (which initially is c/o U.S. Bank National Association, 100 Wall Street, 16th Floor, New York, New York 10005), or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, (a) each Global Security and (b) all other Notes aggregating at least $1,000,000 in principal amount the Holder of which shall have provided wire transfer instructions to the Issuer or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.          Paying Agent and Registrar. Initially, U.S. Bank National Association, the successor Trustee under the Indenture, shall act as paying agent and Registrar. The Issuer may change any paying agent or Registrar without notice to any Holder. The Partnership may act in any such capacity.

4.          Indenture. The Issuer issued the Notes under an Indenture dated as of May 27, 2003 (the “Original Indenture”), as supplemented by the Thirteenth Supplemental Indenture dated as of October 6, 2015 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are the obligation of the Issuer, initially in aggregate principal amount of $500,000,000. The Issuer may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, issue price and first payment of interest) as the initial Note for the purposes indicated in Section 3.02 of the Supplemental Indenture). Initially, the Notes are not guaranteed, but in the future they may be guaranteed by one or more Subsidiary Guarantors on the conditions and subject to the terms provided in Section 4.14 of the Indenture and Article XIV of the Original Indenture.

5.          Optional Redemption.

(a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

(b) To redeem the Notes before the date that is one month prior to their Stated Maturity, the Issuer must pay a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). To redeem the Notes on or after the date that is one month prior to their Stated Maturity, the Issuer must pay a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). The actual redemption price will be calculated and certified to the Trustee and the Partnership by the Independent Investment Banker.

For purposes of determining the redemption price, the following definitions shall apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, for any Redemption Date, (1) the average of two Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers, as specified by the Partnership, and any successor firm, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Partnership.

“Reference Treasury Dealer” means each of Deutsche Bank Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC and their respective successors; provided, however, that if any of the Reference Treasury Dealers ceases to be a primary U.S. government securities dealer in New York City, then such other primary U.S. government securities dealers as may be substituted by the Trustee.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

6.          Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase them at the option of the Holders.

7.          Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part in multiples of $1,000. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption and with respect to which the redemption price has been paid.

8.          Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges imposed in relation thereto.

9.          Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

10.         Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes, and any existing default or compliance with any provision of the Indenture relating to the Notes may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes. Without the consent of any Holder of a Note, the Indenture may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Indenture, including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuer’s obligations to Holders of the Notes in case of a merger or consolidation of the Issuer or sale of all or substantially all of the Issuer’s assets, to add or release Subsidiary Guarantors pursuant to the terms of the Indenture, to make any change that does not adversely affect the rights under the Indenture of any Holder of the Notes, to comply with the requirements of the SEC to permit the qualification of the Indenture under the TIA, to evidence or provide for the acceptance of appointment under the Indenture of a successor or separate Trustee, to add to the covenants of the Issuer or any Subsidiary Guarantor, to secure the Notes or the Guarantee or to establish the form or terms of any other series of Debt Securities.

11.         Defaults and Remedies. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when due at Stated Maturity, upon redemption or otherwise; (iii) failure by the Partnership or any Subsidiary Guarantor for 60 days after notice to comply with any of its other covenants or agreements in the Indenture relating to the Notes; (iv) default by the Partnership or any of its Subsidiaries in the payment at the Stated Maturity, after the expiration of any applicable grace period, of principal of, premium, if any, or interest on any Debt then outstanding having a principal amount in excess of the greater of $25 million and 2% of total partners’ capital in the Partnership, or acceleration of any Debt having a principal amount in excess of the greater of such amounts so that it becomes due and payable prior to its Stated Maturity and such acceleration is not rescinded within 30 days after notice; (v) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be null and void or shall cease to be in full force and effect or any Subsidiary Guarantor shall deny or disaffirm its obligations under the Indenture or its Guarantee; and (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or, if and so long as the Notes are guaranteed by a Subsidiary Guarantor, such Subsidiary Guarantor. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on, the Notes. The Partnership is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Partnership is required within 30 days after the occurrence of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and certain additional information.

12.         Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

13.         No Recourse Against Others. The General Partner, Enbridge Energy Management, L.L.C., and their respective directors, officers, employees, incorporators, members and stockholders, as such, shall have no liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

14.         Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.         Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.         CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Enbridge Energy Partners, L.P.

1100 Louisiana Street, Suite 3300

Houston, Texas 77002-5217

Attention: General Counsel

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _________________________________

Your Signature:

(Sign exactly as your name appears on the face of this Note.

Signature Guarantee:
(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE1

The original principal amount of this Global Note is $___________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

1 To be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ______________, ____ , among Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership” or the “Issuer”), _________________________________ (the “Subsidiary Guarantor”), a direct or indirect subsidiary of the Partnership, and U.S. Bank National Association, a national banking association, as successor trustee to SunTrust Bank, as trustee under the indenture referred to below (the “Trustee”),

WITNESSETH:

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of May 27, 2003, as supplemented by the Thirteenth Supplemental Indenture (the “Thirteenth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) dated as of October 6, 2015, between the Issuer and the Trustee, providing for the issuance of the Issuer’s 4.375% Notes due 2020 (the “Notes”);

WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances the Partnership is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Issuer's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.          Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)          For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

B-1

2.          Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, jointly and severally with any other Subsidiary Guarantors under the Indenture, to guarantee the Issuer’s obligations under the Notes and all other amounts due and payable under the Indenture on the terms and subject to the conditions set forth in Article XIV of the Original Indenture and to be bound by all other applicable provisions of the Indenture. To further evidence the Guarantee set forth in Section 14.01 of the Original Indenture, the Subsidiary Guarantor is executing a notation relating to such Guarantee, substantially in the form attached to the Original Indenture as Annex A. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.          GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A NEW YORK CONTRACT, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.          Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5.          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc.,
its General Partner

By:
Name:
Title:

(SUBSIDIARY GUARANTOR)

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-2